As filed with the Securities and Exchange Commission on September 20, 2002.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2683643
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

DSP GROUP, INC.
1993 Amended and Restated Director Stock Option Plan
(Full Title of the Plan)

Eliyahu Ayalon
Chairman of the Board and Chief Executive Officer
DSP Group, Inc.
3120 Scott Boulevard
Santa Clara, CA 95054
(Name and Address of Agent For Service)

408/986-4300
(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Bruce Alan Mann, Esq.
Morrison & Foerster LLP
425 California Street
San Francisco, CA 94105

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock	200,000	$16.29	*	$3,258,000	*	$299.74

*
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of DSP Group Inc.’s Common Stock on the Nasdaq National Market on September 17, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 200,000 additional shares of the Common Stock, par value $0.001 per share, of DSP Group, Inc. (the “Company”) reserved for issuance under the terms of the Company’s 1993 Amended and Restated Director Stock Option Plan. These shares are securities of the same class as those registered under the following currently effective Registration Statements on Form S-8: the Registration Statement on Form S-8 filed by the Company on December 15, 1994 (File No. 333-87390), the Post-Effective Amendment No. 1 to Form S-8 filed by the Company on August 8, 1996 (File No. 333-87390), and the Registration Statement on Form S-8 filed by the Company on July 22, 1999 (File No. 333-83459). The contents of each of the above referenced Registration Statements are incorporated by reference herein.

Item 8.    Exhibits.

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer & Gabbay, a member of Ernst & Young Global.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 15, 2002.

DSP GROUP, INC.

By:	/s/ ELIYAHU AYALON
Eliyahu Ayalon Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Each person whose signature appears below constitutes and appoints Eliyahu Ayalon and Moshe Zelnik, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituiton, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ELIYAHU AYALON Eliyahu Ayalon	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 15, 2002

/s/ MOSHE ZELNIK Moshe Zelnik	Vice President of Finance, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	September 15, 2002

Signature	Title	Date

Zvi Limon	Director	September , 2002

/s/ YAIR SHAMIR Yair Shamir	Director	September 15, 2002

/s/ YAIR SEROUSSI Yair Seroussi	Director	September 15, 2002

/s/ LOUIS SILVER Louis Silver	Director	September 15, 2002

/s/ PATRICK TANGUY Patrick Tanguy	Director	September 15, 2002

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1	Consent of Kost, Forer & Gabbay, a member of Ernst & Young Global.

23.2	Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

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